UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2008

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2008, Ohio Indemnity Company, a wholly-owned subsidiary of Bancinsurance Corporation, entered into a seven-year lease agreement for its Columbus, Ohio office headquarters (the "Lease"), commencing on January 1, 2009, and ending on December 31, 2015, with 250 East Broad Street Properties, LLC (the "Leased Premises"). The Leased Premises contains approximately 11,700 square feet of office space. The Lease provides for abated rent for the first five months. Rent expense of $16,134 per month will be recognized evenly over the lease term. The future minimum lease payments required under the Lease are as follows:

2009 - $109,200
2010 - $193,050
2011 - $198,900
2012 - $204,750
2013 - $210,600
2014 - $216,450
2015 - $222,300
Total - $1,355,250

Under the Lease, Ohio Indemnity also has approximately 1,600 square feet of storage space for $933 per month.

Attached hereto as Exhibit 10.1 is a copy of the Lease. The foregoing description of the Lease is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Commercial Lease Agreement between Ohio Indemnity Company and 250 East Broad Street Properties, LLC, dated August 11, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

August 20, 2008	By:	/s/ Matthew C. Nolan

Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Commercial Lease Agreement between Ohio Indemnity Company and 250 East Broad Street Properties, LLC, dated August 11, 2008.